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                                                                   (Exhibit 3.3)

                                     BY-LAWS

                                       OF

                                JAZZ PHOTO CORP.

                               ARTICLE I - OFFICES

            The registered office of the Corporation is fixed and located at 1459 Pinewood Street, Rahway, New Jersey 07065. The Board has full power and authority to change the registered office at any time to another location within or without the State of New Jersey. The principal office of the Corporation shall be in the State of New Jersey and/or such other places within or without the State of New Jersey as the board may from time to time determine or the business of the Corporation may require.

                            ARTICLE II- SHAREHOLDERS

      1. Place of Meetings.

            Meetings of shareholders will be held at the principal office of the Corporation or at such place within or without the State of New Jersey as the board shall authorize.

      2. Annual Meeting.

            The annual meeting of the shareholders will be held at noon on the third Monday in March in each year, if not a legal holiday or, if a legal holiday, then on the next business day following, at the same hour, when the shareholders shall elect a board and transact other business as may properly come before the meeting.

      3. Special Meetings.

            Special meetings of the shareholders may be called by the board or by the president and shall be called by the president or the secretary at the request in writing of a majority of the board or at the request, in writing, by shareholders owning a majority in amount of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

      4. Fixing Record Date.

            For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof or to express consent to, or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the
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board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed it shall be determined in accordance with the provisions of law. The record date to determine shareholders entitled to give a written consent may not be more than 60 days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, no more than 60 days before the last day on which consents received may be counted.

      5. Notice of Meeting of Shareholders.

            Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mall to each shareholder entitled to vote at such meeting, not less than 10 or more than 60 days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed, the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

      6. Waivers.

            Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

      7. Quorum of Shareholders.

            Unless the Certificate of Incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

            When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

            The shareholders present may adjourn the meeting despite the absence of a quorum.

      8. Proxies.

            Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.


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            Every proxy must he signed by the shareholder or his
attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy, but in no event shall a proxy be valid after three years from the date of execution. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

      9. Qualification of Voters.

            Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the Certificate of Incorporation.

      10. Vote of Shareholders.

            Except as otherwise required by statute or by the Certificate of Incorporation;

            (a) directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

            (b) all other corporate action shall be authorized by a majority of the votes cast.

      11. Written Consent of Shareholders.

            Except as otherwise required by statute, any action that may be taken by vote may be taken without a meeting on unanimous written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon.

                             ARTICLE III- DIRECTORS

      1. Board of Directors.

            Subject to any provision in the Certificate of Incorporation the business of the Corporation shall be managed by its board of directors, each of whom shall be at least 18 years of age and need not be a shareholder.

      2. Number of Directors.

            The number of directors shall be three, except that where all of the shares of the Corporation are held by less than three shareholders, the number of directors may be less than three, but not less than the number of shareholders. The number of directors constituting the initial board of directors of this corporation is one.

      3. Election and Term of Directors.


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            At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

      4. Newly Created Directorships and Vacancies.

            Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason, except the removal of directors without cause, may be filled by a vote of a majority of the directors then in office, although less than a quorum exists, unless otherwise provided in the Certificate of Incorporation. Vacancies occurring by reason of removal of directors without cause shall he filled by vote of the shareholders unless otherwise provided in the Certificate of Incorporation. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

      5. Removal of Directors.

            Any or all of the directors may be removed for cause by vote of the shareholders or by action of the board. Directors may be removed without cause only by vote of the shareholders.

      6. Resignation.

            A director may resign at any time by giving written notice to the board, the president or the secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

      7. Quorum of Directors.

            Unless otherwise provided in the Certificate of Incorporation, a majority of the entire board shall constitute a quorum for the transaction of business or of any specified item of business.

      8. Action by the Board.

            Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote regardless of the number of shares, if any, which he may hold.

      9. Place and Time of Meetings.

            The board may hold its meetings at the office of the Corporation or at such other places, either within or without the State of New Jersey, as it may from time to time determine

      10. Action by Written Consent.


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            Use of Telephone Communications Equipment.

            Any election required or permitted to be taken at any meeting of the board or of any committee of the board may be taken without a meeting, if a written consent to such action is signed by all members of the board or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or of such committee. Members of the board or any committee appointed by the board may participate in a meeting of the board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

      11. Regular Annual Meeting.

            A regular annual meeting of the board shall be held, without call or notice, immediately following the annual meeting of shareholders at the place of such annual meeting of the shareholders.

      12. Notice of Meetings of the Board, Adjournment.

            (a) Regular meetings of the board may be held upon notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to each director either personally or by mail or wire; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice shall be given at least two days before the meeting if given by cable, telegram, telecopier, or overnight messenger, and at least five days before the meeting if given by mail or in any other manner. Any notice given by mall shall be deposited with the United States Postal Service, postage prepaid and addressed to the director's last known residence or business address. The notice need not specify the business to be transacted at the meeting or its purpose. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

            (b) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place, but not more than 10 days in any one adjournment. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

      13. Chairman.

            At all meetings of the board the president, or in his absence, a chairman chosen by the board shall preside.

      14. Executive or Other Committees.


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            The board, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

      15. Compensation.

            No compensation shall be paid to directors, as such, for their actual services, but by resolution of the board a fixed sum and expenses for actual attendance, at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                              ARTICLE IV - OFFICERS

      1. Officers, Election, Term.

            (a) Unless otherwise provided for in the Certificate of Incorporation, the board may elect or appoint a president, one or more vice-presidents, a secretary and a treasurer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

            (b) All officers shall he elected or appointed to hold office until the meeting of the board following the annual meeting of shareholders.

            (c) Each officer shall hold office for the term for which he is elected or appointed and qualified.

      2. Removal, Resignation, Salary, Etc.

            (a) Any officer elected or appointed by the board may be removed by the board with or without cause.

            (b) In the event of the death, resignation or removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term.

            (c) Any two or more offices may he held by the same person, but no person shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

            (d) The salaries of all officers may be fixed by the board.

            (e) The directors may require any officer to give security for the faithful performance of his duties.

      3. President.


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            The President shall be the chief executive officer of the
Corporation; he shall be responsible for overall planning and policy of the Corporation. At all meetings of the board and all meetings of the shareholders the president, shall preside. In addition, the president shall be the chief operating officer of the Corporation, he shall conduct the day-to-day business of the Corporation and shall see that all orders and resolutions of the board are carried into effect.

      4. Vice-Presidents.

            During the absence or disability of the president, the vice-president or if there are more than one, the executive vice-president, shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the board shall prescribe.

      5. Secretary.

            The secretary shall:

            (a) attend all meetings of the board and the shareholders;

            (b) record all votes and minutes of all proceedings in a book to be kept for that purpose;

            (c) give or cause to be given notice of all meetings of shareholders and of special meetings of the board;

            (d) keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the board;

            (e) when required, prepare or cause to be prepared and available at each meeting of shareholders a certified list in alphabetical order of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each;

            (f) keep all the documents and records of the Corporation as required by law or otherwise in a proper and safe manner;

            (g) perform such other duties as may be prescribed by the board.

      6. Assistant-Secretaries.

            During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the secretary.

      7. Treasurer.


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            The treasurer shall:

            (a) have the custody of the corporate funds and securities;

            (b) keep full and accurate accounts of receipts and disbursements in the corporate books;

            (c) deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the board;

            (d) disburse the funds of the Corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements;

            (e) render to the president and board at the regular meetings of the board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the Corporation;

            (f) render a full financial report at the annual meeting of the shareholders if so requested;

            (g) be furnished by all corporate officers and agents, at his request, with such reports and statements as he may require as to all financial transactions of the Corporation;

            (h) perform such other duties as are given to him by these By-Laws or as from time to time are assigned to him by the board or the president.

      8. Assistant-Treasurer.

            During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the president or the board, shall have the powers and functions of the treasurer.

      9. Sureties and Bonds.

            In case the board shall require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

                       ARTICLE V - CERTIFICATES FOR SHARES

      1. Certificates.


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            The shares of the Corporation shall he represented by certificates which shall state that the Corporation is organized under the laws of the State of New Jersey. They shall be numbered and entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or a vice-president and the treasurer or the secretary and shall bear the corporate seal.

      2. Replacement Certificates.

            The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, or wrongfully taken upon the making of an affidavit of the fact by the person claiming the certificate has been lost, destroyed or wrongfully taken. When authorizing such issue of a new certificate or certificates, the board may in its discretion and as a condition precedent to the issuance thereof require the owner of such lost, destroyed or wrongfully taken certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.


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      3. Transfers of Shares.

            (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

            (b) The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share in the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New Jersey.

      4. Closing Transfer Books.

            The board shall have the power to close the share transfer books of the Corporation for a period of not more than ten days during the thirty day period immediately preceding (1) any shareholders' meeting, or (2) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (3) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of
(1) receiving notice of or voting at such meeting, or (2) allowing them to take appropriate action, or (3) entitling them to receive any dividend or other form of distribution.

                             ARTICLE VI - DIVIDENDS

            Subject to the provision of the Certificate of Incorporation and to applicable law, dividends on the outstanding shares of the Corporation may be declared in such amounts and at such time or times as the board may determine. Before payment of any dividend, there may be set aside out of the net profits of the Corporation available for dividends such sum or sums as the board from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the board shall think conducive to the interests of the Corporation, and the board may modify or abolish any such reserve.


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                           ARTICLE VII- CORPORATE SEAL

            The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words "Corporate Seal, New Jersey." The seal may be used in causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

                     ARTICLE VIII - EXECUTION OF INSTRUMENTS

            All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

                            ARTICLE IX - FISCAL YEAR

            The fiscal year shall begin the first day of January in each year.

             ARTICLE X - REFERENCES TO CERTIFICATE OF INCORPORATION

            Reference to the Certificate of Incorporation in these By-Laws shall include all amendments thereto or changes thereof unless specifically excepted.

                           ARTICLE XI - BY-LAW CHANGES

            (a) Except as otherwise provided in the Certificate of Incorporation the By-Laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be amended, repealed or adopted by the board but any By-Law adopted by the board may be amended by the shareholders entitled to vote thereon as hereinabove provided.

            (b) If any By-Law regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of the shareholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.


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